EXHIBIT 99.1

Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS THIRD QUARTER 2021 OPERATING RESULTS

DAYTONA BEACH, FL – October 21, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended September 30, 2021.

Select Quarterly Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.07 for the quarter ended September 30, 2021.
◾	Reported FFO per diluted share of $0.37 for the quarter ended September 30, 2021, an increase of 5.7% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.37 for the quarter ended September 30, 2021, an increase of 8.8% from the comparable prior year period.
◾	Acquired 19 net lease properties for a total acquisition volume of $55.4 million, reflecting a weighted-average going-in cash cap rate of 6.8%.
◾	Sold one casual dining net lease property for a sales price of $3.8 million, reflecting an exit cap rate of 5.5%.
◾	Signed a new store development lease with an established grocer to develop a new location on an undeveloped outparcel at one of our existing properties in Jacksonville, Florida.
◾	Entered into a new 5-year, $80.0 million unsecured term loan agreement with an initial fixed interest rate of 1.83% and a maturity date of January 2027.
◾	Issued 54,689 operating partnership units (“OP Units”) at an $18.85 per OP Unit value for a total value of $1.0 million.
◾	Paid a cash dividend for the third quarter of 2021 of $0.255 per share, an increase of 27.5% from the comparable prior year period and an annualized yield of 5.4% based on the closing price of the Company’s common stock on October 20, 2021.

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended September 30, 2021 (in thousands, except per share data):

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$8,171	$5,101	$ 3,070	60.2%

Net Income	$1,056	$636	$ 420	66.0%
Net Income Attributable to PINE	$918	$546	$ 372	68.1%
Net Income per Diluted Share Attributable to PINE	$0.07	$0.06	$ 0.01	16.7%

FFO (1)	$4,820	$3,043	$ 1,777	58.4%
FFO per Diluted Share (1)	$0.37	$0.35	$ 0.02	5.7%
AFFO (1)	$4,797	$2,907	$ 1,890	65.0%
AFFO per Diluted Share (1)	$0.37	$0.34	$ 0.03	8.8%

Dividends Declared and Paid, per Share	$0.255	$0.20	$ 0.055	27.5%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2021 (in thousands, except per share data):

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$20,658	$13,863	$ 6,795	49.0%

Net Income	$1,913	$930	$ 983	105.7%
Net Income Attributable to PINE	$1,662	$799	$ 863	108.0%
Net Income per Diluted Share Attributable to PINE	$0.16	$0.09	$ 0.07	77.8%
.
FFO (1)	$12,283	$7,646	$ 4,637	60.6%
FFO per Diluted Share (1)	$1.15	$0.86	$ 0.29	33.7%
AFFO (1)	$12,539	$6,083	$ 6,456	106.1%
AFFO per Diluted Share (1)	$1.18	$0.69	$ 0.49	71.0%

Dividends Declared and Paid, per Share	$0.745	$0.60	$ 0.145	24.2%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

CEO Comments

“This was another solid quarter of consistent execution from our team as we continue to find differentiated opportunities in the market to further strengthen and diversify our 100% occupied portfolio.  During the third quarter, we acquired more than $55 million of high-quality net leased properties leased to 14 different tenants operating in numerous well-performing sectors in 12 different states,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “Our strong performance to-date has allowed us to raise our dividend in each of the past four quarters to a very attractive 5.4% current annualized yield with an implied 2021 AFFO payout ratio below 70%.  Looking forward to the fourth quarter, we continue to work through the sales process for our office properties where we currently have one under contract and the other going through a marketed process.  As a result of our growing pipeline, improved cost of debt from our new term loan, and the progress related to the sale of our office properties, we are raising our 2021 AFFO guidance by 5% at the midpoint to a range of $1.48 - $1.51 per share.”

Acquisitions

During the three months ended September 30, 2021, the Company acquired 19 high-quality net lease properties for total acquisition volume of $55.4 million, reflecting a weighted-average going-in cash cap rate of 6.8%. As of the acquisition date, the properties had a weighted-average remaining lease term of 8.2 years, were leased to tenants operating in the home improvement, grocery, convenience store, auto parts, dollar store, specialty retail, consumer electronics, farm & rural supply, general merchandise, home furnishing, office supply, and quick service restaurant sectors, and were located in twelve different states. Approximately 43% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the nine months ended September 30, 2021, the Company acquired 42 net lease properties for total acquisition volume of $158.7 million, reflecting a weighted-average going-in cash cap rate of 7.2%. As of the acquisition date, the properties had a weighted-average remaining lease term of 8.1 years and were located in 22 different states. Approximately 39% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three months ended September 30, 2021, the Company sold its Outback Steakhouse in Huntersville, North Carolina for a sale price of $3.8 million, reflecting an exit cap rate of 5.5%.

Development

The Company signed a new store development lease with an established grocer to develop a new location on an undeveloped outparcel at one of the Company’s existing properties in Jacksonville, Florida (the “Development Opportunity”). The Development Opportunity is anticipated to begin construction in 2022 and is subject to customary due diligence and approvals.

Income Property Portfolio

The Company’s portfolio consisted of the following as of September 30, 2021:

Number of Properties	89
Square Feet	2.7 million
Weighted-Average Remaining Lease Term	7.8 years
States where Properties are Located	28
Occupancy	100%

% of Annualized Base Rent attributable to Retail Tenants (1)	83%
% of Annualized Base Rent attributable to Office Tenants (1)	17%
% of Annualized Base Rent subject to Rent Escalations (1)	47%
% of Annualized Base Rent attributable to Investment Grade Rated Tenants (1)(2)	44%
% of Annualized Base Rent attributable to Credit Rated Tenants (1)(3)	80%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants as of September 30, 2021:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Wells Fargo	A+	10%
Hilton Grand Vacations	B+	8%
At Home	B	7%
Hobby Lobby	N/A	7%
Dollar General	BBB	6%
Walmart	AA	5%
Walgreens	BBB	5%
LA Fitness	CCC+	3%
Lowe’s	BBB+	3%
7-Eleven	A	3%
Total		57%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of September 30, 2021.

The Company’s portfolio consisted of the following industries as of September 30, 2021:

Industry		% of Annualized Base Rent
General Merchandise		13%
Home Furnishings		11%
Financial Services (Office)		10%
Hospitality (Office)		8%
Dollar Stores		8%
Grocery		7%
Pharmacy		7%
Entertainment		5%
Sporting Goods		5%
Convenience Store		5%
Consumer Electronics		3%
Home Improvement		3%
Health & Fitness		3%
Automotive Parts		3%
Off-Price Retail		3%
Specialty Retail		2%
Quick Service Restaurant		2%
Other (1)		2%
Total	25 Industries	100%

Any differences a result of rounding.

(1)	Includes eight industries collectively representing 2% of the Company’s ABR as of September 30, 2021.

The Company’s portfolio included properties in the following states as of September 30, 2021:

State		% of Annualized Base Rent
Florida		14%
Texas		12%
Oregon		10%
North Carolina		9%
Arizona		6%
Michigan		5%
Georgia		5%
Oklahoma		4%
Massachusetts		4%
Ohio		4%
New Jersey		3%
New Mexico		3%
Minnesota		3%
Washington		3%
New York		2%
Nevada		2%
Wisconsin		2%
South Carolina		2%
Alabama		2%
Maryland		1%
Kentucky		1%
Maine		<1%
South Dakota		<1%
Kansas		<1%
Indiana		<1%
Mississippi		<1%
California		<1%
Pennsylvania		<1%
Total	28 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the three months ended September 30, 2021, the Company completed the following notable capital markets transactions:

◾	On July 12, 2021, the Company issued 54,689 OP Units at an $18.85 per OP Unit value for a total value of $1.0 million.
◾	On September 30, 2021, the Company executed a 5-year, $80.0 million unsecured term loan (the “2027 Term Loan”). The 2027 Term Loan will mature in January 2027 and includes an accordion option that allows the Company to request additional lender commitments up to a total of $200.0 million.

◾	During the third quarter of 2021, the Company did not issue any shares under its ATM offering program. Year to date, the Company has issued 610,229 common shares under its ATM offering program at a weighted-average gross price of $18.19 per share, for total net proceeds of $10.9 million.

The following table provides a summary of the Company’s long-term debt as of September 30, 2021:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$21.5 million	30-Day LIBOR + [1.35% - 1.95%]	November 2023
2026 Term Loan (1)	$60.0 million	30-Day LIBOR + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$80.0 million	30-Day LIBOR + [1.25% - 1.90%]	January 2027
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Total Debt/Weighted-Average Rate	$191.5 million	2.30%
(1)

Effective May 21, 2021, the Company utilized interest rate swaps to fix LIBOR and achieve a weighted average fixed interest rate of 0.81% plus the applicable spread on the $60.0 million 2026 term loan balance.

(2)

Effective September 30, 2021, the Company utilized interest rate swaps, inclusive of its redesignation of the existing $50.0 million interest rate swap entered into as of April 30, 2020, to fix LIBOR and achieve a weighted average fixed interest rate of 0.53% plus the applicable spread on the $80.0 million 2027 term loan balance.

As of September 30, 2021, the Company held an 86.9% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  As of September 30, 2021, there were 1,703,494 OP Units held by third parties outstanding and 11,299,548 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 13,003,042.

As of September 30, 2021, the Company’s net debt to Pro Forma EBITDA was 6.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 7.0 times. As of September 30, 2021, the Company’s net debt to total enterprise value was 44%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On August 23, 2021, the Company announced a cash dividend for the third quarter of 2021 of $0.255 per share, payable on September 30, 2021 to stockholders of record as of the close of business on September 9, 2021. The 2021 third quarter cash dividend represented a 2.0% increase over the Company’s previous quarterly dividend and a payout ratio of 68.9% of the Company’s 2021 third quarter FFO per diluted share and AFFO per diluted share, respectively.

2021 Guidance

The Company is increasing its outlook for 2021 to take into account the Company’s third quarter performance and the anticipated impact of the Company’s fourth quarter investment activities and capital markets transactions, including the timing related to the sale of the office properties leased to Hilton Grand Vacations and Wells Fargo.

The Company’s outlook for 2021 is as follows:

Guidance for FY 2021
FFO per Diluted Share	$1.47 - $1.50
AFFO per Diluted Share	$1.48 - $1.51

Third Quarter 2021 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2021 tomorrow, Friday, October 22, 2021, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference:

USA (Toll Free):1-888-317-6003

International: 1-412-317-6061

Canada (Toll Free): 1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 2035692 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine211022.html. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section of the website.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2021	December 31, 2020
ASSETS
Real Estate:
Land, at cost	$133,329	$83,210
Building and Improvements, at cost	231,328	142,679
Total Real Estate, at cost	364,657	225,889
Less, Accumulated Depreciation	(13,249)	(6,550)
Real Estate—Net	351,408	219,339
Cash and Cash Equivalents	6,706	1,894
Restricted Cash	600	—
Intangible Lease Assets—Net	52,685	36,881
Straight-Line Rent Adjustment	2,013	2,045
Other Assets	2,909	2,081
Total Assets	$416,321	$262,240
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,393	$1,984
Prepaid Rent and Deferred Revenue	1,334	1,055
Intangible Lease Liabilities—Net	4,998	3,299
Long-Term Debt	190,195	106,809
Total Liabilities	198,920	113,147
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,299,548 shares issued and outstanding as of September 30, 2021 and 7,458,755 shares issued and outstanding as of December 31, 2020	113	75
Additional Paid-in Capital	198,019	132,878
Dividends in Excess of Net Income	(11,652)	(5,713)
Accumulated Other Comprehensive Income (Loss)	328	(481)
Stockholders' Equity	186,808	126,759
Noncontrolling Interest	30,593	22,334
Total Equity	217,401	149,093
Total Liabilities and Equity	$416,321	$262,240

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues:
Lease Income	$8,171	$5,101	$20,658	$13,863
Total Revenues	8,171	5,101	20,658	13,863
Operating Expenses:
Real Estate Expenses	914	555	2,389	1,705
General and Administrative Expenses	1,371	1,119	3,687	3,535
Depreciation and Amortization	4,308	2,694	10,914	7,003
Total Operating Expenses	6,593	4,368	16,990	12,243
Gain on Disposition of Assets	544	287	544	287
Net Income from Operations	2,122	1,020	4,212	1,907
Interest Expense	1,066	384	2,299	977
Net Income	1,056	636	1,913	930
Less: Net Income Attributable to Noncontrolling Interest	(138)	(90)	(251)	(131)
Net Income Attributable to Alpine Income Property Trust, Inc.	$918	$546	$1,662	$799

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.08	$0.07	$0.18	$0.10
Diluted	$0.07	$0.06	$0.16	$0.09
Weighted Average Number of Common Shares:
Basic	11,299,548	7,455,281	9,253,090	7,632,660
Diluted (1)	12,996,503	8,679,135	10,637,934	8,856,514

Dividends Declared and Paid	$0.255	$0.20	$0.745	$0.60
(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. in connection with our formation transactions and (ii) 479,640 shares underlying OP Units issued to an unrelated third party in connection with the acquisition of ten net lease properties in the aggregate during the second and third quarters of 2021.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income	$1,056	$636	$1,913	$930
Depreciation and Amortization	4,308	2,694	10,914	7,003
Gain on Disposition of Assets	(544)	(287)	(544)	(287)
Funds from Operations	$4,820	$3,043	$12,283	$7,646
Adjustments:
Straight-Line Rent Adjustment	(129)	(300)	(393)	(1,237)
COVID-19 Rent Repayments (Deferrals), Net	23	87	408	(538)
Non-Cash Compensation	79	66	231	201
Amortization of Deferred Financing Costs to Interest Expense	87	45	236	133
Amortization of Intangible Assets and Liabilities to Lease Income	(77)	(30)	(168)	(78)
Accretion of Tenant Contribution	(6)	(3)	(17)	(10)
Recurring Capital Expenditures	—	(1)	(41)	(34)
Adjusted Funds from Operations	$4,797	$2,907	$12,539	$6,083

FFO per Diluted Share	$0.37	$0.35	$1.15	$0.86
AFFO per Diluted Share	$0.37	$0.34	$1.18	$0.69

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(Dollars in thousands)

Three Months Ended
September 30, 2021
Net Income	$1,056
Adjustments:
Depreciation and Amortization	4,308
Gain on Disposition of Assets	(544)
Straight-Line Rent Adjustment	(129)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	87
Amortization of Intangible Assets and Liabilities to Lease Income	(77)
Accretion of Tenant Contribution	(6)
Interest Expense, net of Deferred Financing Costs Amortization	979
EBITDA	$5,753

Annualized EBITDA	$23,012
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, net (1)	3,619
Pro Forma EBITDA	$26,631

Total Long-Term Debt	190,195
Financing Costs, net of accumulated amortization	1,305
Cash and Cash Equivalents	(6,706)
Restricted Cash	(600)
Net Debt	$184,194

Net Debt to Pro Forma EBITDA	6.9x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended September 30, 2021.